Exhibit 10.2

RESOLUTION OF THE SHAREHOLDERS

OF

AB INTERNATIONAL GROUP CORP.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 22nd day of January, 2016

WHEREAS there has been presented to and considered by this meeting a Motion to appoint a new Secretary of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

GUANGYU LIU as SECRETARY of the Corporation

The above qualified Officer, having been nominated, has accepted his position as SECRETARY of the Corporation.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 22nd January 2016

/s/ Jianli Deng

Jianli Deng,

on behalf of the Majority Shareholders